MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                Special Meeting of the Shareholders June 21, 1996

                                 PROXY STATEMENT
                                  May 24, 1996


          This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at a special meeting of the Shareholders to be held on June 21, 1996 at 10:00 am. at the offices of Alexander Insurance Managers (Barbados) Ltd., Financial Services Centre, Bishop's Court Hill, St. Michael, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

          Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 24,700 participating shares outstanding, held by 423 persons representing 247 series. All the common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote. The adoption of each of the proposals described in this Proxy Statement requires the affirmative vote of MIC and the affirmative vote of the holders of a majority of the participating shares present at the meeting at which the proposal is voted on.

          This proxy statement is accompanied by notice of the meeting and a form of proxy.


                            AMENDMENT OF BY-LAW NO. 1

At the 19th Directors' Meeting held on April 11, 1996 the Board approved a clarification to ByLaw 6.1 by the addition of the word "directors" immediately before the word "meetings" in line 3 of that By-Law. Consequently the Board of Directors proposes that the shareholders approve the amendment to By-Law 6.1 to read as follows:

     6.1 Place of meeting: Meetings of the directors and of any committee of the directors may be held within or outside Barbados provided that no such meeting shall be held in the United States of America and a majority of directors meetings held each year shall be in Barbados.


                 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

Under the terms of the Company's Restated Articles of Incorporation, each series of Shares bears the cost of the ordinary day-to-day operations of the Company, excluding any United States Federal Income Taxes, based on a pro rata allocation in accordance with the relative earned premiums allocated to such accounts for the fiscal quarter in which the expense or liability is incurred.

At a meeting of the Board of Directors held in Barbados on April 11, 1996 the Board reviewed this methodology of allocation of operating expenses with due consideration for the total amounts of expense currently incurred by the Company, the number of series participating in the allocation process and the relationship between expenses incurred and the activity relative to each series.

In considering all of the above, the Board determined that the Company has reached a level of maturity and operation whereby it would be more equitable for day to day operating expenses to be allocated equally amongst the number of series outstanding at the quarter end immediately preceding the quarter in which the costs are incurred.

During fiscal 1995, the allocation of operating expenses based on relative earned premiums resulted in amounts being charged to the Subsidiary Capital Accounts of outstanding series ranging from zero to US$17,556. Under the proposed revised allocation methodology each series would bear its pro rata share based on the number of series outstanding. This methodology would have resulted in the allocation to each series of approximately US$2,300 in fiscal 1995.

The Board has also recommended that to facilitate the marketing of shares, subscribers of new series of Shares would not incur an allocation of operating expense during the period from the date of issue of the Shares to the fiscal year end immediately following such date. In addition, for series in run-off, the Board has recommended that the allocation of operating expenses cease and become zero in the quarter in which the series reflects a fully earned position.

The Board of Directors, including the Director representing the Participating Shareholders, unanimously recommend to the shareholders the adoption of the proposed revision to the Company's Restated Articles of Incorporation which they believe represents an equitable allocation of the Company's operating expenses amongst series of shares for the Company's current and future level of operation.

In accordance with the foregoing, the Directors propose that the Company's Restated Articles of Incorporation be amended to read as follows:

     Section 3(1)(2)

     (2) Any expenses or liabilities attributable to ordinary day-to-day Company operations, excluding any United States Federal income taxes, shall be allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the number of series issued and outstanding at the end of the fiscal quarter immediately preceding the fiscal quarter in which the expense or liability is incurred, provided, that for purposes of such allocation, series of shares issued during the current calendar year and series with respect to which unearned premium is zero as of the date of such allocation, shall be excluded.


                                    P R O X Y

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

          I/We,                                  , a member of the above-named
company hereby appoint Ronald W. Jones, Vice President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on the 21st day of June, 1996 or at any adjournment thereof and in particular to vote for:

     (i) The confirmation of the amendment to By Law 6.1 as contained in the proxy statement dated May 24, 1996.

     (ii) The approval of the amendment of the Company's Restated Articles of Incorporation as contained in the proxy statement dated May 24, 1996.


          Dated this _______day of _________________, 1996.



------------------------------              --------------------------------
Signature                                   Print Name


     As a Shareholder in Series # __________
     (for identification purposes, please indicate the series in which you are a shareholder)


Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

     c/o Alexander Insurance Manager (Barbados) Ltd.
     Financial Services Centre, P.O. Box 1304
     St. Michael, Barbados, W.I.
     Facsimile #:  (809) 436-9016


                                      PROXY


                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


          MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints Peter R.P. Evelyn, Director of the Company or failing him Michael R. Boyce, Secretary of the Company, as its proxy to vote for it on its behalf at a special meeting of the shareholders to be held on the 21st day of June, 1996 or at any adjournment thereof. This Proxy is given specifically and for the sole purpose of voting in favour of the amendment to the Company's By-Law 6.1 concerning the location of meetings and amendment to the Company's Restated Articles of Incorporation concerning the allocation of the Company's day-to-day operating expenses.


                 Dated this ________ day of __________, 1996.


                          MOTORS INSURANCE CORPORATION


                          By______________________________


                          --------------------------------
                          Print Name

                          --------------------------------
                          Title


                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                                     NOTICE


NOTICE is hereby given that a Special Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the office of Alexander Insurance Managers (Barbados) Ltd., Financial Services Centre, Bishop's Court Hill, St. Michael, Barbados on the 21st day of June, 1996 at 10:00 am. for the following purpose:

          (i)  To consider the proposal to amend By-Law 6.1

          (ii) To consider the proposal to amend the Restated Articles of Incorporation.


                     DATED THE      DAY OF           , 1996

                              BY ORDER OF THE BOARD


                                Michael R. Boyce
                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED